FIRST INDUSTRIAL REALTY TRUST REPORTS
THIRD QUARTER 2025 RESULTS
•Signed 772,000 SF of New Leases for Development Projects in the Third Quarter and Fourth Quarter To-Date
◦Remaining 501,000 SF at Building C at Our Camelback 303 JV in Phoenix in 3Q25
◦56,000 SF at First Park Miami Building 3 in South Florida in 3Q25
◦159,000 SF at First Harley Knox Logistics Center in the Inland Empire in 4Q25
◦57,000 SF at First Park Miami Building 12 in South Florida in 4Q25
•32% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2025; 37% Increase Excluding 1.3 MSF Fixed-Rate Renewal
•31% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2026
•2025 NAREIT FFO Guidance Increased $0.04 at the Midpoint to $2.94 to $2.98 Per Share/Unit

CHICAGO, October 15, 2025 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the third quarter of 2025. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.49 in the third quarter, compared to $0.75 a year ago and third quarter funds from operations (FFO) was $0.76 per share/unit on a diluted basis, compared to $0.68 per share/unit a year ago. Third quarter 2025 EPS and FFO per share/unit includes approximately $0.01 of income related to an insurance claim recovery.

“Our team delivered another solid quarter, highlighted by some key development leasing wins and strong rental rate growth on 2025 and 2026 lease signings to date,” said Peter E. Baccile, First Industrial's president and chief executive officer. “We have seen increased tenant traffic at our key leasing opportunities, as prospective tenants evaluate their long-term space needs for growth and await additional clarity on tariffs and underlying consumer demand.”

Portfolio Performance

•In service occupancy was 94.0% at the end of the third quarter of 2025, compared to 94.2% at the end of the second quarter of 2025, and 95.0% at the end of the third quarter of 2024.
•In the third quarter, cash rental rates on commenced new and renewal leasing increased 26.5% and increased 40.6% on a straight-line basis.
•The Company has achieved a cash rental rate increase of approximately 32% on leases signed to-date commencing in 2025 reflecting 95% of 2025 expirations by square footage. Excluding the 1.3 million square-foot fixed-rate renewal previously disclosed, the cash rental rate increase is 37%.
•The Company has achieved a cash rental rate increase of approximately 31% on leases signed to-date commencing in 2026 reflecting 31% of 2026 expirations by square footage.
•In the third quarter, cash basis same store net operating income before termination fees (“SS NOI”) increased 6.1% primarily reflecting increases in rental rates on new and renewal leasing, contractual rent escalations and the aforementioned insurance claim recovery, partially offset by
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lower average occupancy and higher free rent. Excluding the insurance claim recovery income, SS NOI increased 5.4%. SS NOI excludes $4.5 million of income related to the third quarter 2024 accelerated recognition of a tenant improvement reimbursement.

Development Leasing Highlights

During the third quarter, the Company:
•Leased the remaining 501,000 square feet of its 968,000 square-foot Building C in its Camelback 303 joint venture in Phoenix; commenced in the third quarter.
•Leased 56,000 square feet of its 198,000 square-foot First Park Miami Building 3 in South Florida; commenced in the third quarter.

In the fourth quarter to-date, the Company:
•Leased 100% of its 159,000 square-foot First Harley Knox Logistics Center in the Inland Empire; commenced in the fourth quarter.
•Leased 57,000 square feet of its 136,000 square-foot First Park Miami Building 12 in South Florida; expected to commence in the fourth quarter.

Investment and Disposition Highlights

During the third quarter, the Company:
•Acquired an income-producing land site in Northern California for $11 million.
•Sold a 60,000 square-foot building in Denver and one land site in Houston for a total of $13 million.

Capital Markets Highlights

In the third quarter, the Company:
•Entered into forward-starting interest rate swaps to effectively fix the all-in interest rate on $150 million of its $300 million unsecured term loan at 4.13% assuming our current credit spread level. The new fixed rate will become effective on December 1, 2025, replacing the expiring swaps.
•Entered into forward-starting interest rate swaps to effectively fix the all-in interest rate on its $200 million unsecured term loan at 4.10% assuming our current credit spread level. The new fixed rate will become effective on February 2, 2026, replacing the expiring swaps.

Outlook for 2025

“Industrial fundamentals are showing signs of further firming across our markets, with vacancy stabilizing and new starts remaining moderate,” said Mr. Baccile. “Leasing is the lifeblood of our growth and value creation, as demonstrated by our recent development leases that contributed to the $0.04 per share increase in the midpoint of our 2025 FFO guidance. Our team is focused on capturing the potential growth within our development and portfolio opportunities, including rent growth on future lease signings.”

	Low End of	High End of
	Guidance for 2025	Guidance for 2025
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders and Unitholders	$1.67	$1.71
Add: Depreciation and Other Amortization of Real Estate (1)	1.36	1.36
Less: Gain on Sale of Real Estate Through October 15, 2025 (1)	(0.09)	(0.09)

NAREIT Funds From Operations	$2.94	$2.98

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(1) Amounts include our share from a joint venture and are net of any associated income tax provision or benefit.

The following assumptions were used for guidance:
•In service occupancy at year-end fourth quarter of 94.0% to 96.0%. This implies a full-year quarter-end average in service occupancy of 94.4% to 94.9%, a decrease of 85 basis points at the midpoint. The guidance assumes 0.3 million square feet of additional in service development leasing on December 31, 2025.
•Fourth quarter SS NOI growth on a cash basis before termination fees of 3.0% to 5.0%. This implies SS NOI growth for the full year 2025 of 7.0% to 7.5%, an increase of 75 basis points at the midpoint. The full year range excludes $4.5 million of income related to the 3Q24 accelerated recognition of a tenant improvement reimbursement.
•Includes the incremental costs expected in 2025 related to the Company’s completed and under construction developments as of September 30, 2025. In total, the Company expects to capitalize $0.09 per share of interest in 2025.
•General and administrative expense ("G&A") of $40.5 million to $41.5 million.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, October 16, 2025 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (833) 890-3273, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2025 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial calculates FFO to be equal to net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. Our portfolio and new investments are concentrated in 15 target MSAs with an emphasis on supply-constrained, coastally oriented markets. In total, we own and have under development approximately 70.4 million square feet of industrial space as of September 30, 2025. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans,
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strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2024, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the Securities and Exchange Commission (the "SEC"). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Statements of Operations and Other Data:
Total Revenues	$181,430	$167,645	$538,667	$494,053

Property Expenses	(46,185)	(44,884)	(139,950)	(134,949)
General and Administrative	(8,552)	(9,230)	(32,883)	(30,632)
Joint Venture Development Services Expense	(190)	(208)	(524)	(1,005)
Depreciation of Corporate FF&E	(147)	(183)	(477)	(555)
Depreciation and Other Amortization of Real Estate	(45,601)	(43,332)	(136,232)	(127,827)
Total Expenses	(100,675)	(97,837)	(310,066)	(294,968)
Gain on Sale of Real Estate	9,538	56,814	17,503	93,801
Interest Expense	(21,731)	(20,836)	(62,922)	(62,859)
Amortization of Debt Issuance Costs	(1,393)	(911)	(3,684)	(2,735)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$67,169	$104,875	$179,498	$227,292
Equity in Income of Joint Venture	387	599	3,800	3,161
Income Tax Provision	(192)	(3,301)	(6,171)	(4,906)
Net Income	$67,364	$102,173	$177,127	$225,547
Net Income Attributable to the Noncontrolling Interests	(2,058)	(2,810)	(8,533)	(6,414)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$65,306	$99,363	$168,594	$219,133
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$65,306	$99,363	$168,594	$219,133
Depreciation and Other Amortization of Real Estate	45,601	43,332	136,232	127,827
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	607	1,123	2,182	1,708
Net Income Attributable to the Noncontrolling Interests	2,058	2,810	8,533	6,414
Gain on Sale of Real Estate	(9,538)	(56,814)	(17,503)	(93,801)
Gain on Sale of Real Estate from Joint Venture (a)	(163)	(88)	(3,743)	(342)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(100)	(196)	(269)	(543)
Income Tax (Benefit) Provision - Excluded from FFO (b)	(257)	2,949	5,408	3,832
Funds From Operations ("FFO") (NAREIT) (c)	$103,514	$92,479	$299,434	$264,228
Amortization of Equity Based Compensation	2,020	3,580	18,293	16,563
Amortization of Debt Discounts and Hedge Costs	262	104	553	312
Amortization of Debt Issuance Costs	1,393	911	3,684	2,735
Depreciation of Corporate FF&E	147	183	477	555
Non-incremental Building Improvements	(5,641)	(6,669)	(13,229)	(11,327)
Non-incremental Leasing Costs	(6,401)	(10,164)	(19,580)	(23,143)
Capitalized Interest	(3,489)	(1,548)	(9,374)	(6,327)
Capitalized Overhead	(1,589)	(1,438)	(6,492)	(6,161)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(3,604)	(3,283)	(13,912)	(13,594)
Adjusted Funds From Operations ("AFFO") (c)	$86,612	$74,155	$259,854	$223,841
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$65,306	$99,363	$168,594	$219,133
Interest Expense	21,731	20,836	62,922	62,859
Depreciation and Other Amortization of Real Estate	45,601	43,332	136,232	127,827
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	607	1,123	2,182	1,708
Income Tax Provision - Allocable to FFO (b)	449	352	763	1,074
Net Income Attributable to the Noncontrolling Interests	2,058	2,810	8,533	6,414
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(100)	(196)	(269)	(543)
Amortization of Debt Issuance Costs	1,393	911	3,684	2,735
Depreciation of Corporate FF&E	147	183	477	555
Gain on Sale of Real Estate	(9,538)	(56,814)	(17,503)	(93,801)
Gain on Sale of Real Estate from Joint Venture (a)	(163)	(88)	(3,743)	(342)
Income Tax (Benefit) Provision - Excluded from FFO (b)	(257)	2,949	5,408	3,832
Adjusted EBITDA (c)	$127,234	$114,761	$367,280	$331,451
General and Administrative	8,552	9,230	32,883	30,632
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(731)	(1,438)	(1,970)	(3,984)
Net Operating Income ("NOI") (c)	$135,055	$122,553	$398,193	$358,099
Non-Same Store NOI	(9,612)	(7,702)	(23,900)	(11,406)
Same Store NOI Before Same Store Adjustments (c)	$125,443	$114,851	$374,293	$346,693
Straight-line Rent	(2,117)	1,525	(6,666)	(6,297)
Above (Below) Market Lease Amortization	(518)	(693)	(1,605)	(2,352)
Lease Termination Fees	(45)	—	(154)	(172)
Same Store NOI (Cash Basis without Termination Fees) (c)	$122,763	$115,683	$365,868	$337,872

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,479	135,099	135,461	135,088
Weighted Avg. Number of Shares Outstanding - Basic	132,450	132,370	132,432	132,366

Weighted Avg. Number of Shares/Units Outstanding - Diluted	135,920	135,474	135,973	135,391
Weighted Avg. Number of Shares Outstanding - Diluted	132,504	132,421	132,492	132,409

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$65,306	$99,363	$168,594	$219,133
Less: Allocation to Participating Securities	(37)	(76)	(108)	(162)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$65,269	$99,287	$168,486	$218,971

Basic and Diluted Per Share	$0.49	$0.75	$1.27	$1.65

FFO (NAREIT) (c)	$103,514	$92,479	$299,434	$264,228
Less: Allocation to Participating Securities	(149)	(183)	(435)	(515)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$103,365	$92,296	$298,999	$263,713

Basic Per Share/Unit	$0.76	$0.68	$2.21	$1.95
Diluted Per Share/Unit	$0.76	$0.68	$2.20	$1.95

Common Dividends/Distributions Per Share/Unit	$0.445	$0.370	$1.335	$1.110
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Balance Sheet Data (end of period):	September 30, 2025	December 31, 2024
Gross Real Estate Investment	$6,169,216	$5,846,392
Total Assets	5,507,547	5,261,426
Debt	2,402,601	2,209,303
Total Liabilities	2,766,759	2,515,398
Total Equity	2,740,788	2,746,028

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2025	2024	2025	2024
(a)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$387	$599	$3,800	$3,161
	Gain on Sale of Real Estate from Joint Venture	(163)	(88)	(3,743)	(342)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	607	1,123	2,182	1,708
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(100)	(196)	(269)	(543)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$731	$1,438	$1,970	$3,984

(b)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(192)	$(3,301)	$(6,171)	$(4,906)
	Income Tax (Benefit) Provision - Excluded from FFO	(257)	2,949	5,408	3,832
	Income Tax Provision - Allocable to FFO	$(449)	$(352)	$(763)	$(1,074)

(c) Investors and analysts in the real estate industry commonly use funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO") as supplemental performance measures. While we consider net income, as defined by GAAP, the most appropriate measure of our financial performance, we acknowledge the relevance and widespread use of these supplemental performance measures for evaluating performance and financial position in the real estate industry. FFO principally adjusts for the effects of GAAP depreciation and amortization of real estate assets to account for the inherent assumption that real estate asset values rise or fall with market conditions. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA further evaluates the ability to incur and service debt, fund dividends and meet other cash obligations. AFFO provides a tool to further evaluate the ability to fund dividends, adjusting for additional factors such as straight-line rent and certain capital expenditures.

These supplemental performance measures are commonly used in various financial analyses including ratio calculations, pricing multiples/yields and returns and valuation metrics used to measure financial position, performance and value. We calculate our supplemental measures as follows:

FFO is calculated as net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.
NOI is calculated as total property revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is calculated as NOI plus equity in FFO from our investment in joint venture (net of noncontrolling interest) and minus general and administrative expenses.

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AFFO is calculated as adjusted EBITDA minus interest expense, capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases, lease inducements and provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available for debt repayment or dividend payments. They should not be considered substitutes of GAAP measures such as net income, cash flows or liquidity measures. Furthermore, the methodologies used to calculate these measures may vary across real estate companies, limiting comparability.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. We believe SS NOI enhances the comparability of a company's real estate portfolio to that of other real estate companies. Same store properties are properties that were owned and placed in service prior to January 1, 2024 and held as an in service property through the end of the current reporting period including certain income-producing land parcels, and developments and redevelopments that were placed in service prior to January 1, 2024 (the "Same Store Pool"). Properties acquired with occupancy of at least 75% at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would reduce occupancy below 75%, in which case such properties are placed in service upon the earlier of reaching 90% occupancy or twelve months after tenant move out. Properties acquired with less than 75% occupancy are placed in service upon the earlier of reaching 90% occupancy or one year following acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop are placed in service upon the earlier of reaching 90% occupancy or one year after construction completion.

We define SS NOI as NOI, less NOI from properties not in the Same Store Pool, and further adjusted to exclude the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. These items are excluded because we believe excluding them provides a more meaningful reflection of cash-basis rental growth and allows for a more consistent year-over-year analysis of property-level performance. SS NOI does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. SS NOI should not be considered an alternative to net income or cash flows from operations as defined by GAAP, nor should it be used as a substitute in evaluating our liquidity or overall operating performance. Additionally, our method for calculating SS NOI may differ from those used by other real estate companies, limiting comparability.

Same Store revenues for the three and nine months ended September 30, 2025 include $862 of insurance claim recovery income recognized on one property within the Same Store Pool. Excluding the insurance settlement gain, Q3 SS NOI growth and SS NOI growth less termination fees would have been 5.4%. Year-to-date SS NOI growth and SS NOI growth less termination fees would have been 8.0%. Additionally, same store revenues for the three and nine months ended September 30, 2024 exclude $4,455 related to accelerated recognition of a tenant improvement reimbursement associated with a tenant in Central Pennsylvania.